Exhibit 10.21.4

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 23, 2015, but effective as of December 29, 2015 (this “Amendment’’), is by and between QUICKEN LOANS INC. (the “Borrower”) and FIFTH THIRD BANK (the“Lender’’).

RECITALS

A.         The Borrower and the Lender are parties to a Credit Agreement dated as of December 30, 2013, as amended by the First Amendment to Credit Agreement dated as of April 21, 2014, as amended by the Second Amendment to Credit Agreement dated as of December 29, 2014, and as amended by the Third Amendment to Credit Agreement dated as of April 24, 2015 (as amended and as may be further amended or restated from time to time, the “Credit Agreement”).

B.             The parties now desire to amend certain terms of the Credit Agreement as set forth herein.

TERMS

In consideration of the premises and of the mutual agreements herein contained. the parties agree as follows:

ARTICLE I           AMENDMENTS.  Subject to Article III hereof, the Credit Agreement is amended as follows;

1.1        The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical location:

“Anniversary Date” means December 29, 2016.

“Fourth Amendment” means the Fourth Amendment to Credit Agreement between Lender and Borrower dated December 23, 2015, but effective as of December 29, 2015.

“Fourth Amendment Effective Date” means December 29. 2015.

“Fourth Commitment Fee” means [***].

“Freddie Mac Mortgage Servicing Rights” means Borrower’s Mortgage Servicing Rights arising from servicing agreements with Freddie Mac.

“Third Commitment Fee” means [***].

1.2        The following definitions in Section 1.01 of the Credit Agreement are amended to read:

“Business Day” means: (I) with respect to all notices and determinations in connection with the LIBOR Rate, any day (other than a Saturday or Sunday) on which commercial banks are open in London, England, New York, New York and Cincinnati, Ohio for dealings in deposits in the London Interbank Market; and (ii) in all other cases, any day on which commercial banks in Cincinnati, Ohio are required by law to be open for business; provided that, notwithstanding anything to the contrary in this definition of “Business Day”, at any time during which a rate management agreement with Lender is then in effect with respect to all or a portion of the Loan, then the definitions of “Business Day” and “Banking Day’ as. applicable, pursuant to such rate management agreement shall govern with respect to all applicable notices and determinations in connection with such portion of the Loan subject to such rate management agreement Periods of days referred to in the Loan Documents will be counted in calendar days unless Business Days are expressly prescribed.

“Pricing Schedule” means the Pricing Schedule attached to the Fourth Amendment.

“Specified Fees” means the Commitment Fee, the Second Commitment Fee, the Third Commitment Fee, the Fourth Commitment Fee, and the Facility Fee.

“Termination Date” means the earlier of (a) December 29, 2017 and (b) the date of termination of the Commitment.

1.3                           Section 2.10 of the Credit Agreement is amended to read:

SECTION 2.10       Facility Fees and Commitment Fees.

(a)                            Borrower agrees to pay to Lender a quarterly facility fee (the “Facility Fee”) at the rate per annum equal to the rate determined from the chart below on the average daily unused amount of the Commitment from and including the Fourth Amendment Effective Date to but excluding the Termination Date. Accrued Facility Fees shall be payable in arrears with respect to the most recently ended calendar quarter or potion thereof when due in accordance with the requirements of the invoice provided by Lender each April, July, October and January and on the applicable date designated by Lender with respect to the date on which the Commitment terminates (each, a “Specified Fees Payment Date”), beginning on the first Specified Fees Payment Date to occur after the Fourth Amendment Effective Date.

Usage Percentage For Applicable Calendar Quarter or Portion Thereof	Facility Fee (per annum)
less than 20%	[***]
greater than or equal to 20% but less than or equal to 50%	[***]
greater than 50% but less than or equal to 80%	[***]
Greater than 80%	[***]

(b)                              (i) [Reserved]

(ii)    Borrower is obligated to pay to Lender the final [***] quarterly installment of the Second Commitment Fee on the same day as the Facility Fee, but if any of the Second Commitment Fee remains unpaid when the Commitment terminates, the unpaid balance of the Second Commitment Fee is due and payable on the date that the Commitment terminates.

(iii) On the Fourth Amendment Effective Date Borrower is obligated to pay to Lender the Third Commitment Fee. The Third Commitment Fee is payable in four quarterly installments of [***] on the same day as the Facility Fee, but if any of the Third Commitment Fee remains unpaid when the Commitment terminates, the unpaid balance of the Third Commitment Fee is due and payable on the date that the Commitment terminates.

(iv) On the Anniversary Date Borrower is obligated to pay to Lender the Fourth Commitment Fee. The Fourth Commitment Fee is payable in four quarterly installments of [***] on the same day as the Facility Fee, but if any of the Fourth Commitment Fee remains unpaid when the Commitment terminates, the unpaid balance of the Fourth Commitment Fee is due and payable on the date that the Commitment terminates.

(c)           (i) Borrower will receive a credit to the Specified Fees due on a Specified Fees Payment Date in an amount equal to the Applicable Percentage of the daily average aggregate balance of Borrower’s Cash Deposits at Lender during the calendar quarter or portion thereof immediately preceding the applicable Specified Fees Payment Date (the “Operative Quarter”).

(ii) The following are a few examples with the Applicable Percentage at the rate it is at on the date of the First Amendment to Credit Agreement. If Borrower owed Specified Fees of $[***] for an Operative Quarter and the daily average aggregate balance of Borrower’s Cash Deposits at Lender during the Operative Quarter was [***], then Borrower would receive a [***] credit to the Specified Fees and would only need to pay [***] to Lender. If Borrower owed Specified Fees of [***] for an Operative Quarter and the daily average aggregate balance of Borrower’s Cash Deposits at Lender during the Operative Quarter was [***], then Borrower would receive a [***] credit to the Specified Fees and would not need to pay anything to Lender with respect to the Specified Fees due for that Operative Quarter.

(iii) If Borrower is entitled to a credit to the Specified Fees that is greater than the Specified Fees due on that Specified Fees Payment Date (“Excess Credit”), Lender has no obligation to pay Borrower any of the Excess Credit and Borrower may not carry any of the Excess Credit forward to any future Specified Fees (although under separate written agreements with Lender Excess Credit may be credited to other amounts due Lender).

(iv) The credit is applied first to the amount due on the Commitment Fee installment then due until satisfied in full, then to the amount due on the Second Commitment Fee installment then due until satisfied in full, then to the amount due on the Third Commitment Fee installment then due until satisfied in full, then to the amount due on the Fourth Commitment Fee installment then due until satisfied in full, and then to the amount due on the Facility Fee.

1.4        Section 5.0l(f) of the Credit Agreement is amended to read:

(f)          within 30 days following the end of each calendar quarter, (i) a certificate of an Authorized Officer of Borrower certifying Borrower’s compliance with Section 6.11 and attaching reasonable evidence thereof (which must include a calculation of the ratio of actual Unencumbered and Unrestricted Cash and Marketable Securities to Exposure) and (ii) a third-party valuation report, reasonably satisfactory to Lender in form and substance (each, a “Valuation Report”), stating (A) the fair market value of Borrower’s Freddie Mac Mortgage Servicing Rights as of the end of the most recently ended fiscal quarter that are not subject to any Lien and (B) the fair market value of Borrower’s Freddie Mac Mortgage Servicing Rights as of the end of the most recently ended fiscal quarter that are subject to any Lien; and

1.5                           The following new Section 5.10 is added to the Credit Agreement:

SECTION 5.10      Controlling Provision. Notwithstanding any other term or condition of this Agreement or the other Loan Documents (but subject to Section 7.0l(d), at all times:

(a) Borrower must cause the fair market value of Borrower’s Freddie Mac Mortgage Servicing Rights, as stated in the most recently received Valuation Report, that are not subject to any Lien, to be not less than [***].

(b) Borrower must leave room in its “baskets” under the Bond Financing to secure Obligations with a first and only Lien on Freddie Mac Mortgage Servicing Rights having a fair market value of at least [***] (as stated in the most recently received Valuation Report). Notwithstanding the foregoing, Borrower will not be obligated to secure the Obligations and any grant of a Lien on Freddie Mac Mortgage Servicing Rights will be subject to (i) the prior approval of Freddie Mac, (ii) Borrower, Lender and Freddie Mac executing a mutually acceptable Acknowledgement Agreement, and (iii) other terms and conditions and documentation acceptable to Borrower and Bank.

1.6        Section 7.01(d) of the Credit Agreement is amended to read:

(d) Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.10, 6.01, 6.02, 6.03, 6.04 and 6.06 and such failure, if curable, shall continue unremedied for a period of l0 Business Days; provided that in the case of Section 5.10, Borrower may remedy its failure to observe the covenants in that Section by, before the 10-Business Day cure period expires, (i) paying the Obligations in full in cash or (ii) pledging to Lender (in documents acceptable to Lender) Unencumbered and Unrestricted Cash in an amount equal to the outstanding Loans and Letters of Credit. After a default under Section 5.10 has been cured as provided in the immediately preceding sentence, in addition to all other conditions in this Agreement, Lender does not have any obligation to make any Loan or issue or renew any Letter of Credit unless Borrower pledges to Lender (in documents acceptable to Lender) Unencumbered and Unrestricted Cash in an amount equal to the new Loan or new or renewed Letter of Credit.

ARTICLE II          REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to Lender that:

2.1         The execution, delivery, and performance of this Amendment are within its powers, have been duly authorized by all necessary company action and are not in contravention of any law, the terms of its Articles of Incorporation or By-Laws, as applicable, or of any undertaking to which it is a party or by which it or its properties is bound.

2.2         This Amendment is the legal, valid, and binding obligation of the Borrower, enforceable against it in accordance with the respective terms hereof.

2.3                            After giving effect to the amendments herein contained, the representations and warranties in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, and no Event of Default or Default exists or is continuing on the date hereof.

ARTICLE II          CONDITIONS OF EFFECTIVENESS.

This Amendment is effective as of the date hereof when each of the following conditions is satisfied:

3.1                           This Amendment is duly executed on behalf of the Borrower and the Lender.

3.2         Such other documents and items, and completion of such other matters in connection with this Amendment, as the Lender may reasonably request.

ARTICLE IV        MISCELLANEOUS.

4.l             From and after the date of this Amendment, references in the Credit Agreement or in any other Loan Document to the Credit Agreement are treated as references to the Credit Agreement as amended by this Amendment and as further amended from time to time.

4.2                           The Obligations are due and owing without setoff, counterclailm, or defense.

4.3                          Terms used but not defined herein shall have the same meanings as in the Credit Agreement.

4.4                           This Amendment is governed by and construed in accordance with the laws of the State of Michigan.

4.5         The Borrower agrees to pay the reasonable fees and expenses of counsel for the Lender in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby.

4.6 This Amendment may be signed in any number of counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile signatures and electronic signatures sent in PDF format are treated as originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

QUICKEN LOANS INC.

By:	/s/ William Emerson
William Emerson, Chief Executive Officer

FIFTH THIRD BANK

By:	/s/ Jessica Pfeifer

SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT

PRICING SCHEDULE

Applicable Margin
[***]

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